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EXHIBIT 3.1B

ORIGINAL AND AMENDED ARTICLES OF INCORPORATION OF GEOPETRO

AGREEMENT OF MERGER

BETWEEN

GEOPETRO RESOURCES SUBSIDIARY CO.

AND

GEOPETRO RESOURCES COMPANY

    This Agreement of Merger is entered into between GEOPETRO RESOURCES SUBSIDIARY CO., a California corporation (the "Surviving Corporation") and GEOPETRO COMPANY, a Wyoming corporation doing business in California as GEOPETRO COMPANY, which will do business in California as GEOPETRO RESOURCES COMPANY (the "Merging Corporation").

    1.  The Merging Corporation shall be merged into the Surviving Corporation.

    2.  The outstanding shares of the Surviving Corporation's Common Stock shall be cancelled, and no shares of the Surviving Corporation shall be issued in exchange therefor.

    3.  Each outstanding share of the Merging Corporation's Common Stock shall be converted to one share of the Surviving Corporation's Common Stock.

    4.  Upon effectiveness of this merger, the Surviving Corporation's articles of incorporation are amended to read their entirety as follows:

I

    The name of the corporation is GEOPETRO RESOURCES COMPANY.

II

    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

    A.  The corporation is authorized to issue two classes of shares to be designated, respectively, Convertible Preferred Stock ("Convertible Preferred Stock") and Common Stock ("Common Stock").

    B.  The total number of shares of capital stock that the corporation is authorized to issue is one hundred four million (104,000,000). The total number of shares of Convertible Preferred Stock the corporation shall have authority to issue is four million (4,000,000), without par value, of which one million (1,000,000) shall be designated Series A Convertible Preferred Stock and three million (3,000,000) shall be designated Series B Convertible Preferred Stock. The total number of shares of Common Stock the corporation shall have authority to issue is one hundred million (100,000,000), without par value.

    C.  The powers, preferences, rights, restrictions and other matters relating to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (together, the "Convertible Preferred Stock") and Common Stock or the holders thereof are as follows. Except as specifically provided herein, the powers, preferences, rights and restrictions of the Convertible Preferred Stock shall be the same as the Common Stock.

    1.  Dividends.  If, by December 31, 1997, the Common Stock is not listed or approved for listing upon official notice of issuance, if applicable, on a national or regional securities exchange or designated or approved for designation upon official notice of issuance on an interdealer quotation system of NASD, Inc. (either of which is "Public Listing"), then the holders of the Convertible Preferred Stock shall, for the periods commencing thereafter, be entitled to receive out of any funds legally available therefor, a quarterly dividend in an amount per share of Convertible Preferred Stock equalling (i) the "Specified Percentage", as defined hereafter, of the corporation's Net Cash Flow, as defined hereafter, (ii) divided by the number of shares of Convertible Preferred Stock outstanding, and no more. The "Specified Percentage" will equal 50% of the quotient of (i) the gross proceeds of the corporation's offering of Convertible Preferred Stock divided by (ii) $3,750,000. Net Cash Flow with respect to a calendar quarter equals the sum of actual cash received during such quarter which is attributable to the sale of oil and gas from the interests owned by the corporation as of May 30, 1996 at the percentage participation held by the corporation on the last day of such quarter less the sum of all actual cash paid out (or, with respect to income taxes, deemed paid as hereinafter provided) during such quarter with respect to such interests. Cash outflow consists of all expenditures incurred on behalf of such working interests, including but not limited to, operating and maintenance costs, royalty payments, all drilling costs (exploration, appraisal and development wells), completion costs, pipeline and other capital costs and Tax payments as hereinafter defined, to all jurisdictions, including foreign, federal and state. "Tax Payments" with respect to a calendar quarter means, except for income taxes, all tax payments of and kind actually made during such calendar quarter and, with respect to income taxes, an amount equalling the tax liability allocable to such quarter, whether or not paid during such quarter, calculated with respect to the corporation's net cash flow, as determined pursuant to the foregoing, based on the maximum combined marginal rates applicable for such quarter. All of the foregoing shall be determined by the corporation's independent public accountants. The Convertible Preferred Stock shall not be entitled to any dividends except as specifically set forth in this Section C.1. No dividends shall be declared or paid on any Common Stock of the corporation during any fiscal quarter unless the corporation has declared and paid or set apart all dividends, if any, owed on the Convertible Preferred Stock during that fiscal quarter.

    The corporation's obligation to pay dividends on any share on the Series A Convertible Preferred Stock will terminate upon the earlier of (i) Public Listing, and (ii) payment of dividends per share of Series A Convertible Preferred Stock equalling, in the aggregate, $1.50. The corporation's obligation to pay dividends on any share of Series B Convertible Preferred Stock will terminate on the earlier of (i) Public Listing, and (ii) payment of dividends per share of Series B Convertible Preferred Stock equalling, in the aggregate, 200% of the Series B Original Issue Price, as herein defined. The "Series B Original Issue Price" means the price per share at which the corporation shall sell and issue all of the shares of the Series B Convertible Preferred Stock.

    2.  Liquidation.  In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, and after payment of any dividends owed under Article III, Section C.1, the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Convertible Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which holders of Convertible Preferred Stock then have the right to acquire upon conversion of their Convertible Preferred Stock.

    3.  Voting Rights; Directors.

      (a) Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no record date is established, at the date such vote is taken or any written consent is solicited, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as required by law) voting together with the Common Stock as a single class, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

    4.  Conversion.  The holders of the Convertible Preferred Stock shall have conversion rights as follows:

      (a)  Automatic Conversion.  Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio, as defined in Article III, Section C.5, upon the earlier of (i) payment of an aggregate amount of dividends equalling $1.50 per share, or (ii) the Public Listing of the corporation's Common Stock. Each share of Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio upon the earlier of (i) payment of an aggregate amount of dividends equalling 200% of the Series B Original Issue Price per share and (ii) the Public Listing of the Common Stock. Such conversion shall be treated as if such Convertible Preferred Stock were converted at the election of the holder thereof in accordance with the terms of these Articles of Incorporation. Such conversion shall be effective upon approval (on official notice of issuance, if applicable) of the Public Listing. On the effective date of the conversion, the Convertible Preferred Stock shall automatically be converted into shares of Common Stock, and the rights of any holder of such Convertible Preferred Stock shall terminate with respect thereto, except for such holder's right to cash payable for any fractional share of Common Stock and any dividends on Convertible Preferred Stock declared and accrued but unpaid prior to said conversion.

      (b)  Conversion at the Option of the Holder.  Shares of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the corporation or any transfer agent for such shares, into shares of fully paid and nonassessable Common Stock (calculated to the nearest one hundredth of a share, fractions of less than one-hundredth of a share being disregarded) of the corporation, at the Conversion Ratio.

      (c)  Cash Payment.  No fractional Common shares shall be issued upon the conversion of Convertible Preferred Stock. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Convertible Preferred Stock, the corporation shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such converted Convertible Preferred Stock of an amount in cash computed to the nearest cent) equal to the current fair market value of such fractional interest.

      (d)  Mechanics of Conversion.  Any holder of Convertible Preferred Stock who wishes to convert all or part of such shares into Common Stock shall surrender the certificates evidencing the shares to be converted, duly endorsed in blank oz accompanied by proper instruments of transfer, at the office of the corporation or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the corporation at such office stating that such holder elects to convert the same and the name or names in which the holder wishes the certificate or certificates for Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such off ice to such holder of Convertible Preferred Stock, or to such holder's nominee or nominees, certificates for the number of full Common shares to which such holder shall be entitled, together with cash in lieu of any fraction of a share as herein provided. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificates representing the Convertible Preferred Stock to be converted, and the person or persons entitled to receive the share of Common Stock issuable upon such conversion shall be treated f or all purposes as the record holder or holders of such shares of Common Stock as of said date.

    5.  Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions -of Common Stock.  The conversion ratio for the conversion of each share of Convertible Preferred Stock into Common Stock (the "Conversion Ratio") initially shall be one-to-one (1:1). In the event that the corporation at any time or from time to time shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise into lesser number of shares of Common Stock, then the Conversion Ratio for the Convertible Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. If the corporation shall issue additional shares of Common Stock as a dividend, such additional shares shall be deemed to have been issued on the day next succeeding the record date for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration.

    6.  Required Notices by the Corporation.  If: (i) the corporation shall set a record date for the purpose of entitling the holders of its shares of Common Stock to receive a dividend, or any other distribution, payable otherwise than in cash; (ii) the corporation shall set a record date for the purpose of entitling the holders of Common Stock to subscribe for or purchase any shares of any class or to receive any other rights; (iii) there shall occur any capital reorganization of the corporation, reclassification of the shares of the corporation (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of the corporation with or into another entity, or conveyance of all or substantially all of the assets of the corporation to another person; (iv) there shall occur a voluntary or involuntary dissolution, liquidation, or winding up of the corporation; then, and in any such case, the corporation shall cause to be mailed to the holders of record of the outstanding Convertible Preferred Stock, at least 20 days prior to the date hereinafter specified, a notice stating (i) the record date for the purpose of such dividend, distribution, or rights, or (ii) the date on which such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the record date as of which holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

    7.  Reservation of Shares.  The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Convertible Preferred Stock from time to time outstanding.

    8.  Residual Rights.  All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

IV

    A.  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    B.  The corporation is authorized to provide indemnification of agents (as defined in Corporations Code Section 317) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, to the fullest extent permissible under California law.

    C.  Any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

* * * * * *

    5.  The Merging Corporation shall from time to time, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

    6.  The effect and effective date of the merger are as prescribed by law.

    IN WITNESS WHEREOF, the parties have executed this Agreement this       day of June, 1996.

GEOPETRO RESOURCES SUBSIDIARY CO.
By	Stuart J. Doshi, President
By	Lawrence Barker, Jr., Secretary
GEOPETRO RESOURCES COMPANY
By	Stuart J. Doshi, President
By	Lawrence Barker, Jr., Secretary

CERTIFICATE OF APPROVAL

OF

GEOPETRO RESOURCES SUBSIDIARY CO.

    STUART J. DOSHI and LAWRENCE BARKER, JR. certify that:

    1.  We are the President and Secretary, respectively, of GEOPETRO RESOURCES SUBSIDIARY CO., a California corporation (the "Corporation")

    2.  The Agreement of Merger in the form attached to this Certificate was duly approved by the board of directors and the shareholders of the Corporation.

    3.  The shareholder approval was by the holders of 100% of the outstanding shares of the Corporation's capital stock.

    4.  There is only one class of shares of the Corporation's stock, and the number of shares outstanding is 20,000.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Dated this       day of June, 1996.

STUART J. DOSHI, President
LAWRENCE BARKER, JR., Secretary

CERTIFICATE OF APPROVAL

OF

GEOPETRO RESOURCES COMPANY

    STUART J. DOSHI and LAWRENCE BARKER, JR. certify that:

    1.  We are the President and Secretary, respectively, of GEOPETRO COMPANY, a Wyoming corporation doing business in California as GEOPETRO RESOURCES COMPANY (the "Corporation").

    2.  The Agreement of Merger in the form attached to this Certificate was duly approved by the board of directors and the shareholders of the Corporation.

    3.  The shareholder approval was by the holders of 83.53% of the outstanding shares of the Corporation's Common Stock.

    4.  There is only one class of shares of the Corporation's stock, and the number of shares outstanding is 7,230,600.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Dated this       day of June, 1996.

STUART J.DOSHI, President
LAWRENCE BARKER, JR., Secretary

AGREEMENT OF MERGER

BETWEEN

GEOPETRO RESOURCES SUBSIDIARY CO.

AND

GEOPETRO RESOURCES COMPANY

    This Agreement of Merger is entered into between GEOPETRO RESOURCES SUBSIDIARY CO., a California corporation (the "Surviving Corporation") and GEOPETRO COMPANY, a Wyoming corporation doing business in California as GEOPETRO RESOURCES COMPANY (the "Merging Corporation")

    1.  The Merging Corporation shall be merged into the Surviving Corporation.

    2.  The outstanding shares of the Surviving Corporation's Common Stock shall be cancelled, and no shares of the Surviving Corporation shall be issued in exchange therefor.

    3.  Each outstanding share of the Merging Corporation's Common Stock shall be converted to one share of the Surviving Corporation's Common Stock.

    4.  Upon effectiveness of this merger, the Surviving Corporation's articles of incorporation are amended to read in their entirety as follows:

I

    The name of the corporation is GEOPETRO RESOURCES COMPANY.

II

    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLES OF INCORPORATION

OF

GEOPETRO RESOURCES SUBSIDIARY CO.

I

    The name of the corporation is GEOPETRO RESOURCES SUBSIDIARY CO.

II

    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

    The name and address in the State of California of the corporation's initial agent for service of process are:

Stuart J. Doshi
One Maritime Plaza, Suite 700
San Francisco, CA 94111

IV

    The corporation is authorized to issue only one class of shares of stock; the total number of shares authorized to be issued is 100,000,000.

V

    (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    (b) The corporation is authorized to provide indemnification of agents (as defined in Corporations Code Section 317) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, to the fullest extent permissible under California law.

    (c) Any amendment, repeal or modification of any provision of this Article V shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

Dated: June 3, 1996	RACHEL G. HARDIE

STATEMENT OF INCORPORATORS

IN LIEU OF ORGANIZATION

MEETING

OF

GeoPetro Company

    The articles of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being all of the incorporators named in said articles, do hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

    1.  By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporators and were ordered inserted in the minute book immediately following the copy of the articles of incorporation and before this instrument.

    2.  The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified:

    Suresh J. Doshi, aka Stuart J. Doshi and Lawrence Barker, Jr.

Dated, August 22, 1994
, Incorporator

QuickLinks

EXHIBIT 3.1B
ORIGINAL AND AMENDED ARTICLES OF INCORPORATION OF GEOPETRO
AGREEMENT OF MERGER BETWEEN GEOPETRO RESOURCES SUBSIDIARY CO. AND GEOPETRO RESOURCES COMPANY
CERTIFICATE OF APPROVAL OF GEOPETRO RESOURCES SUBSIDIARY CO.
CERTIFICATE OF APPROVAL OF GEOPETRO RESOURCES COMPANY
AGREEMENT OF MERGER BETWEEN GEOPETRO RESOURCES SUBSIDIARY CO. AND GEOPETRO RESOURCES COMPANY
ARTICLES OF INCORPORATION OF GEOPETRO RESOURCES SUBSIDIARY CO.
STATEMENT OF INCORPORATORS IN LIEU OF ORGANIZATION MEETING OF GeoPetro Company